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                                                                    EXHIBIT 23.2

                  CONSENT OF BOBBITT, PITTENGER & COMPANY, P.A.
                              INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Registration Amendment Number 1 to Form S-4 (Registration Number 333-66548) and related prospectus of F.N.B. Corporation for the registration of 16,500,000 shares of its common stock and to the incorporation by reference therein of our report dated April 23, 1999 on our audits of the financial statements of Guaranty Bank & Trust included as an exhibit in F.N.B. Corporation's Annual Report on Form 10-K dated March 20, 2001, filed with the Securities and Exchange Commission.

/s/ BOBBITT, PITTENGER & COMPANY, P.A

BOBBITT, PITTENGER & COMPANY, P.A.
Sarasota, Florida
September 6, 2001